UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2025

Heartflow, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42790	26-0506743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 E. Evelyn Avenue
Mountain View, California 94041
(Address of Principal Executive Offices) (Zip Code)
(650) 241-1221
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

As previously disclosed, Heartflow, Inc. (the “Company”) will participate at the Morgan Stanley 23rd Annual Global Healthcare Conference today, September 10, 2025. In connection with meetings with investors at the conference, the Company has published an Investor Presentation on its website as described in Item 7.01 below (the “Investor Presentation”).

In the Investor Presentation, the Company discloses the following preliminary unaudited results of operations for the three months ended June 30, 2025, which were initially disclosed as ranges in the Company’s Registration Statement on Form S-1 (File No. 333-288733) filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s initial public offering completed on August 11, 2025: (i) revenue is expected to be approximately $43.4 million, (ii) gross margin is expected to be approximately 75.5%, and (iii) operating expenses are expected to be approximately $46.5 million. In addition, the Company will disclose that its cash and cash equivalents balance was approximately $80.2 million as of June 30, 2025, which does not give effect to the net proceeds to the Company of approximately $333.0 million upon the closing of its initial public offering or the repayment in full during the three months ended September 30, 2025 of all amounts outstanding under the Company’s Credit Agreement and Guaranty with Hayfin Services LLP and other parties thereto (comprising $114.1 million as of June 30, 2025) plus accrued interest and related fees thereon.

The financial information presented in this Item 2.02 is preliminary and unaudited based on the most recent information available to the Company’s management as of the date hereof and does not reflect a comprehensive statement of the Company’s financial results as of and for the three months ended June 30, 2025, which will be disclosed in the Company’s Quarterly Report on Form 10-Q when filed with the SEC. Actual results for the three months ended June 30, 2025 may differ from this preliminary information as a result of completion of the quarterly review of the Company’s consolidated financial statements for the three months ended June 30, 2025, including final adjustments, the review by the Company’s independent registered public accounting firm, and other developments that may arise between now and the filing of the Quarterly Report on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

In connection with the Morgan Stanley 23rd Annual Global Healthcare Conference, the Company is publishing the Investor Presentation on the Investors page of the Company’s website at https://ir.heartflow.com.

The information contained in Items 2.02 and 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTFLOW, INC.

Date: September 10, 2025	By:	/s/ Vikram Verghese
Vikram Verghese
Chief Financial Officer